EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, Chief Executive Officer
Marshall Loeb, President and Chief Operating Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FIRST QUARTER 2015 RESULTS

•	Funds from Operations of $28.1 Million ($.87 Per Share) for the Quarter Compared to $25.4 Million ($.82 Per Share) for the Same Quarter Last Year, an Increase of 6.1% Per Share

•	Net Income Attributable to Common Stockholders of $9.9 Million ($.31 Per Diluted Share) for the Quarter

•	Same Property Net Operating Income Growth of 2.9% for the Quarter; 4.4% Increase Without Straight-Line Rent Adjustments

•	97.0% Leased, 96.2% Occupied as of March 31, 2015

•	Renewed or Re-Leased 95% of Expiring Square Feet During the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 11.1% for the Quarter

•	Started Construction on Three Development Projects (282,000 Square Feet) in Phoenix and Houston With a Projected Total Investment of $21 Million

•	Transferred Four Development Projects (333,000 Square Feet) to the Real Estate Portfolio During the Quarter

•	The Company's Development Program Consisted of 19 Projects (1.8 Million Square Feet) at March 31, 2015 With a Projected Total Investment of $128.5 Million

•	Paid 141st Consecutive Quarterly Cash Dividend – $.57 Per Share

•	Closed Unsecured Debt Financing Providing Proceeds of $75 Million With an Interest Rate of 3.031%

•	Repaid Secured Debt Totaling $57.4 Million With an Interest Rate of 5.5%

•	Interest and Fixed Charge Coverages of 4.2x for the Quarter

•	Fitch Ratings Affirmed the Company's Issuer Rating of BBB With a Stable Outlook

•	Moody's Investors Service Affirmed EastGroup's Issuer Rating of Baa2 With a Stable Outlook

JACKSON, MISSISSIPPI, April 16, 2015 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2015.

Commenting on EastGroup’s performance, David H. Hoster II, CEO, stated, “We are pleased with our steady growth in funds from operations in the first quarter achieving a 6.1% increase in FFO per share as compared to the same quarter last year. These results continued our track record of increases in FFO per share as compared to the prior year's quarter in fifteen of the last sixteen quarters.

"Quarter-end occupancy of 96.2% was our seventh consecutive quarter of 95% or above and our third consecutive quarter above 96%. This occupancy and positive rent spreads generated same property net operating income growth of 2.9% and 4.4% without straight-line rent adjustments. We believe these results reflect the quality and strategic locations of our properties in the major sunbelt growth markets."

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2015, funds from operations (FFO) were $.87 per share compared to $.82 per share for 2014, an increase of 6.1%. Property net operating income (PNOI) increased by $3,419,000, or 9.1%, during the quarter ended March 31, 2015, compared to the same period of 2014. PNOI increased $1,730,000 from newly developed properties, $1,061,000 from same property operations and $968,000 from 2014 acquisitions.

Same property net operating income increased 2.9% for the quarter ended March 31, 2015, compared to the same quarter in 2014. Without straight-line rent adjustments, same property net operating income increased 4.4%. Rental

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

rates on new and renewal leases (7.3% of total square footage) increased an average of 11.1% for the quarter; rental rates increased 3.5% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.31 for the three months ended March 31, 2015, compared to $.27 for the same period of 2014.

DEVELOPMENT

EastGroup began construction of three business distribution projects during the first quarter of 2015: Kyrene 202 VI, a 123,000 square foot business distribution building in Chandler (Phoenix), Arizona; West Road IV, a 65,000 square foot business distribution building in Houston; and World Houston 42, a 100% pre-leased, 94,000 square foot business distribution building.

These development projects, which were started during the first quarter, are detailed in the table below.

Development Properties Started in 2015	Size	Projected Completion Date	Projected Total Costs
	(Square feet)		(In thousands)

Kyrene 202 VI, Phoenix, AZ	123,000	08/2015	$9,500
West Road IV, Houston, TX	65,000	08/2015	5,400
World Houston 42, Houston, TX	94,000	08/2015	5,700
Total Development Properties Started	282,000		$20,600

At March 31, 2015, EastGroup’s development program consisted of 19 projects (1,750,000 square feet), three of which were started in 2015, fourteen in 2014, and two in 2013. The projects, which were collectively 27% leased as of April 15, 2015, have a projected total cost of $128.5 million.

During the first quarter of 2015, EastGroup transferred (at the earlier of 80% occupied or one year after completion) four development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2015	Size	Completion Date	Cumulative Cost as of 03/31/15	Percent Leased as of 04/15/15
	(Square feet)		(In thousands)

Horizon I, Orlando, FL	109,000	02/2014	$7,203	81%
Kyrene 202 II, Phoenix, AZ	45,000	11/2014	3,799	100%
Steele Creek II, Charlotte, NC	71,000	03/2014	4,946	73%
Steele Creek III, Charlotte, NC	108,000	07/2014	7,554	88%
Total Properties Transferred	333,000		$23,502	84%

Subsequent to quarter-end, EastGroup began construction of two development projects, both of which are located in existing EastGroup parks. Horizon III in Orlando will contain 109,000 square feet and has a projected total investment of $7.8 million. Oak Creek VIII (108,000 square feet) in Tampa is 100% pre-leased and has a projected total cost of $7.5 million.

Also subsequent to quarter-end, EastGroup acquired 38 acres of development land in San Antonio's northeast submarket for a purchase price of $4.4 million. The land, coupled with 30 additional acres the Company is under contract to purchase, will accommodate the future development of Eisenhauer Point, a master planned, multi-phased development project that is expected to contain up to nine buildings totaling approximately 900,000 square feet. The Company plans to begin construction of the first two buildings (totaling 201,000 square feet) during the second quarter.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Also in April, the Company acquired 4.9 acres of development land in Phoenix for $1.5 million. The land, which is located just south of Sky Harbor International Airport, is projected to accommodate the future development of a 63,000 square foot business distribution building to be named Ten Sky Harbor Business Center. EastGroup plans to begin construction later this year.

PROPERTY SALES

In January 2015, EastGroup sold a small parcel of land (1.5 acres) adjacent to its Riverbend Business Park in New Orleans for $170,000. The Company recorded a gain of $123,000 which was included in FFO.

Subsequent to quarter-end, EastGroup sold the last of its three Ambassador Row Warehouses (185,000 square feet) in Dallas for $5.3 million. The Company expects to record a gain on sale in the second quarter of approximately $2.9 million which will not be included in FFO.

DIVIDENDS

EastGroup paid cash dividends of $.57 per share of common stock in the first quarter of 2015, which was the Company’s 141st consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 22 consecutive years and increased it 19 years over that period.  The Company’s payout ratio of dividends to FFO was 66% for the first quarter.  The annualized dividend rate of $2.28 per share yielded 3.7% on the closing stock price of $60.89 on April 15, 2015.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 33.1% at March 31, 2015.  For the first quarter, the Company had both interest and fixed charge coverage ratios of 4.2x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.48.

Total debt at March 31, 2015 was $960.0 million comprised of $455.0 million of unsecured debt, $390.6 million of secured debt, and $114.4 million of unsecured bank credit facilities.

During the first quarter of 2015, EastGroup issued and sold 1,688 shares of common stock under its continuous equity program at an average price of $63.98 per share with gross proceeds to the Company of $108,000.

In March, the Company repaid (with no penalty) a mortgage loan with a balance of $57.4 million, an interest rate of 5.5% and an original maturity date of April 5, 2015. The loan was collateralized by 20 properties containing 1,571,000 square feet.

Also in March, EastGroup closed a $75 million senior unsecured term loan with a seven-year term and interest only payments. It bears interest at the annual rate of LIBOR plus an applicable margin (currently 1.4%) based on the Company's senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 3.031%.

Also in March, Moody's Investors Service affirmed EastGroup's issuer rating of Baa2 with a stable outlook, and Fitch Ratings affirmed the Company's issuer rating of BBB with a stable outlook.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

OUTLOOK FOR 2015

FFO per share for 2015 is now estimated to be in the range of $3.60 to $3.70. The Company increased the mid-point from $3.62 to $3.65. Diluted EPS for 2015 is estimated to be in the range of $1.28 to $1.38.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q2 2015	Y/E 2015	Q2 2015	Y/E 2015
	(In thousands, except per share data)

Net income attributable to common stockholders	$10,049	41,534	10,695	44,786
Depreciation and amortization	18,892	75,684	18,892	75,684
Funds from operations attributable to common stockholders	$28,941	117,218	29,587	120,470

Diluted shares	32,338	32,521	32,338	32,521

Per share data (diluted):
Net income attributable to common stockholders	$0.31	1.28	0.33	1.38
Funds from operations attributable to common stockholders	$0.89	3.60	0.91	3.70

The following assumptions for 2015 were used for the mid-point:

•	Average occupancy of 95.8%.

•	Same property NOI:

◦	GAAP — increase of 2.0%; 2.7% increase excluding termination fees in both periods.

◦	Without straight-line rent adjustments — increase of 2.0%; 3.0% increase excluding termination fees in both periods.

•
Development starts of 1.7 million square feet with projected total investment of $122 million for the year, including first quarter development starts of 282,000 square feet with projected total investment of $21 million.

•	Operating property acquisitions of $50 million in the second half of the year.

•	Operating property dispositions of $10 million during the year. Potential gains on dispositions are not included in the projections.

•	No termination fees or bad debt expense for the remainder of the year.

•	Floating rate bank debt at an average rate of 1.4%.

•	Unsecured fixed-rate debt of $75 million at 3.031% in the first quarter and $75 million at 4.25% in the fourth quarter.

•	Common stock issuances of $50 million spread evenly over the remaining three quarters.

•
General and administrative expense of $15.6 million for the year. The year includes $2.5 million ($.08 per share) of accelerated restricted stock vesting for the retiring CEO and for the various costs associated with the CEO succession.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Friday, April 17, 2015, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-866-952-1906 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, April 17, 2015.  The telephone replay will be available until Friday, April 24, 2015, and can be accessed by dialing 1-800-753-5479.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Friday, April 24, 2015.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes over 35.5 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2015	2014
REVENUES
Income from real estate operations	$57,575	52,777
Other income	17	35
	57,592	52,812
EXPENSES
Expenses from real estate operations	16,413	15,012
Depreciation and amortization	18,142	17,168
General and administrative	4,538	3,448
	39,093	35,628

OPERATING INCOME	18,499	17,184
OTHER INCOME (EXPENSE)
Interest expense	(8,805)	(8,986)
Other	367	316
NET INCOME	10,061	8,514

Net income attributable to noncontrolling interest in joint ventures	(131)	(142)

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	9,930	8,372

Other comprehensive loss - cash flow hedges	(2,535)	(1,037)
TOTAL COMPREHENSIVE INCOME	$7,395	7,335

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.31	0.27
Weighted average shares outstanding	32,032	30,806

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.31	0.27
Weighted average shares outstanding	32,109	30,886

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2015	2014

NET INCOME	$10,061	8,514
Interest income	(65)	(127)
Gain on sales of real estate investments	—	(95)
Company's share of interest expense from unconsolidated investment	—	71
Company's share of depreciation from unconsolidated investment	29	33
Other income	(17)	(35)
Gain on sales of non-operating real estate	(123)	—
Depreciation and amortization from continuing operations	18,142	17,168
Interest expense (1)	8,805	8,986
General and administrative expense (2)	4,538	3,448
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(211)	(223)
PROPERTY NET OPERATING INCOME (PNOI)	$41,159	37,740

COMPONENTS OF PNOI:
PNOI from Same Properties	$38,239	37,178
PNOI from 2014 Acquisitions	968	—
PNOI from 2014 and 2015 Development Properties	1,990	260
PNOI from 2014 Dispositions	—	338
Other PNOI	(38)	(36)
TOTAL PNOI	$41,159	37,740

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$9,930	8,372
Depreciation and amortization from continuing operations	18,142	17,168
Company's share of depreciation from unconsolidated investment	29	33
Depreciation and amortization from noncontrolling interest	(50)	(52)
Gain on sales of real estate investments	—	(95)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$28,051	25,426

NET INCOME	$10,061	8,514
Interest expense (1)	8,805	8,986
Company's share of interest expense from unconsolidated investment	—	71
Depreciation and amortization from continuing operations	18,142	17,168
Company's share of depreciation from unconsolidated investment	29	33
Gain on sales of real estate investments	—	(95)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$37,037	34,677

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.31	0.27

Funds from operations (FFO) attributable to common stockholders	$0.87	0.82

Weighted average shares outstanding for EPS and FFO purposes	32,109	30,886

(1) Net of capitalized interest of $1,179 and $1,110 for the three months ended March 31, 2015 and 2014, respectively.

(2) Net of capitalized development costs of $927 and $1,147 for the three months ended March 31, 2015 and 2014, respectively.